EXHIBIT I

JOINT ACQUISITION STATEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: August 12, 2019

HEALTHCOR MANAGEMENT, L.P.

By: HealthCor Associates, LLC, its general partner

/s/ Anabelle P. Gray
Name: Anabelle P. Gray
Title: General Counsel

HEALTHCOR OFFSHORE GP, LLC, for itself and as general partner of behalf of HEALTHCOR OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

/s/ Anabelle P. Gray
Name: Anabelle P. Gray
Title: General Counsel

HEALTHCOR OFFSHORE II GP, LLC, for itself and as general partner of behalf of HEALTHCOR SANATATE OFFSHORE MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

/s/ Anabelle P. Gray
Name: Anabelle P. Gray
Title: General Counsel

HEALTHCOR MARKET NEUTRAL GP, LLC, for itself and as general partner of behalf of HEALTHCOR MARKET NEUTRAL MASTER FUND, L.P.

By: HealthCor Group, LLC, its general partner

/s/ Anabelle P. Gray
Name: Anabelle P. Gray
Title: General Counsel

HEALTHCOR ASSOCIATES, LLC

/s/ Anabelle P. Gray
Name: Anabelle P. Gray
Title: General Counsel

HEALTHCOR GROUP, LLC

/s/ Anabelle P. Gray
Name: Anabelle P. Gray
Title: General Counsel

JOSEPH HEALEY, Individually

/s/ Joseph Healey

ARTHUR COHEN, Individually

/s/ Arthur Cohen